Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-123011 on Form S-8 of our report dated October 14, 2005, appearing in this Annual Report or Form 10-K of KMG Chemicals, Inc. for the year ended July 31, 2005.

UHY Mann Frankfort Stein and Lipp LLP

Houston, Texas

October 31, 2005